UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2005
Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-22739	95-3409686
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

400 N. Sam Houston Parkway E., Suite 400
Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)
(281) 618-0400
(Registrant’s telephone
number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
The undersigned registrant, Cal Dive International, Inc. (“Cal Dive” or the “Company”), hereby amends Item 9.01. “Financial Statements and Exhibits” of its Current Report on Form 8-K (“June 10, 2005 Form 8-K”) filed with the Securities and Exchange Commission on June 16, 2005, to include the required financial statements.
This Form 8-K/A includes or incorporates by reference certain statements that may be deemed “forward looking statements” under applicable law. Forward looking statements and assumptions in this Form 8-K/A that are not statements of historical fact involve risks and assumptions that could cause actual results to vary materially from those predicted, including among other things, unexpected delays and operational issues associated with turnkey projects, the price of crude oil and natural gas, offshore weather conditions, change in site conditions, and capital expenditures by customers. The Company strongly encourages readers to note that some or all of the assumptions, upon which such forward looking statements are based, are beyond the Company’s ability to control or estimate precisely, and may in some cases be subject to rapid and material change. For a complete discussion of risk factors, the Company directs your attention to its Financial Report on Form 10-K for the year ended December 31, 2004.
Item 1.01. Entry into a Material Definitive Agreement.
On May 4, 2005, Energy Resource Technology, Inc. (“ERT”), a wholly owned subsidiary of Cal Dive, entered into a Purchase and Sale Agreement (the “Agreement”) with Murphy Exploration & Production Company — USA (“Murphy”), a wholly owned subsidiary of Murphy Oil Corporation, relating to the acquisition of certain properties as described below in Item 2.01, subject to a number of conditions to closing including satisfactory completion of due diligence by ERT and CDI.
A copy of the Agreement was attached as Exhibit 10.1 to the June 10, 2005 Form 8-K and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
As previously reported, on June 10, 2005, ERT acquired a mature property package (consisting of eight operated and eleven non-operated fields) on the Gulf of Mexico shelf from Murphy for a purchase price, including both cash and assumed abandonment liability, of approximately $196 million.
For additional information, see Item 1.01.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired
Attached hereto as Schedule A is the audited Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Murphy by ERT for the year ended December 31, 2004 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of KPMG LLP concerning the statement and related notes. The properties acquired are herein referred to as the “Acquisition”.

(b)	Pro Forma Financial Information
Attached hereto as Schedule B for Cal Dive are the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2004 and for the three months ended March 31, 2005, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2005, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition.
(c)	Exhibits.
10.1	Agreement dated May 4, 2005, by and between Energy Resource Technology, Inc. and Murphy Exploration & Production Company — USA.*

23.1	Consent of Independent Registered Public Accounting Firm of KPMG LLP.
* Previously filed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders of Cal Dive International, Inc.:
We have audited the accompanying Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Murphy Exploration & Production Company — USA (the Statements) for the year ended December 31, 2004. This financial statement is the responsibility of Cal Dive International, Inc. management. Our responsibility is to express an opinion on the Statements based on our audit.
We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2. The presentation is not intended to be a complete presentation of the properties described above.
In our opinion, the Statement referred to above presents fairly, in all material respects, the Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Murphy Exploration & Production Company — USA as described in Note 1 for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Houston, Texas
August 5, 2005

SCHEDULE A
CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED FROM
MURPHY EXPLORATION & PRODUCTION COMPANY — USA
(In thousands)

	Three Months
	Ended March 31,		For The Year Ended
	2005	2004	December 31, 2004
	(unaudited)
Revenues	$16,396	$16,130	$66,946
Direct operating expenses	5,484	5,372	21,770

Excess of revenues over direct operating expenses	$10,912	$10,758	$45,176

The accompanying notes are an integral part of this financial statement.

CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING
EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM
MURPHY EXPLORATION & PRODUCTION COMPANY — USA
(1)	THE PROPERTIES
On June 10, 2005, Energy Resource Technology, Inc. (“ERT”), a wholly owned subsidiary of Cal Dive International, Inc. (“Cal Dive”) acquired, effective as of February 1, 2005, (the “Acquisition”) certain offshore Gulf of Mexico properties (“Properties”) of Murphy Exploration & Production Company — USA (“Murphy”), a wholly owned subsidiary of Murphy Oil Corporation. ERT paid $163.5 million in cash and assumed Murphy’s pro-rata share of the related decommissioning liability. The Properties acquired were in the following Gulf of Mexico blocks:
•	East Cameron Block 351

•	High Island Block A-369 and A-370

•	Matagorda Island Block 565 and 604

•	Mobile Block 863

•	South Pelto Block 12 (E/2), 12 (W/2), 18, 19 (W/2) and 20

•	Ship Shoal Block 59, 223, 224, 239, 246, 247 (SE/4), 248 (NE/4) and 249 (NW/4)

•	South Timbalier Block 63, 86 (N/2) and 203

•	Viosca Knoll Block 203 and 204

•	Vermilion Block 161

•	West Cameron Block 551, 560, 561 and 575
(2)	BASIS FOR PRESENTATION
The statement of combined revenues and direct operating expenses has been derived from Murphy’s historical financial records and is prepared on the accrual basis of accounting. Revenues and direct operating expenses as set forth in the accompanying statement include revenues from oil and gas production, net of royalties, and associated direct operating expenses related to the net revenue interest and net working interest, respectively. These revenues and expenses in the Properties represent ERT’s acquired interest.
During the periods presented, the Properties were not accounted for or operated as a separate division by Murphy Oil Corporation. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.
This statement varies from an income statement in that it does not show certain expenses, which were incurred in connection with the ownership of the Properties, such as general and administrative expenses, and income taxes. These costs were not separately allocated to the Properties in the Murphy Oil Corporation historical financial records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the Properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical Murphy Oil Corporation general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been assets of ERT, due to the greatly varying size, structure, and operations between ERT and Murphy Oil Corporation. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and those costs which would be incurred by ERT upon allocation of the purchase price. Accordingly, the financial statement and other information presented are not indicative of the financial condition or results of operations of the Properties going forward due to the changes in the business and the omission of various operating expenses.
For the same reason, primarily the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Properties.
At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in the direct operating expenses.
(3)	RELATED PARTY TRANSACTIONS
Affiliates of Murphy acquired some of the crude oil and natural gas from the Properties for certain periods presented in the financial statement. Such sales, based on Murphy’s net revenue interest in the Properties, amounted to $16,108,000 and $15,771,000 for the three month periods ended March 31, 2005 and 2004, respectively, and $64,983,000 for the year ended December 31, 2004.
(4)	COMMITMENTS AND CONTINGENCIES
Pursuant to the terms of the Agreement, Murphy is obligated for any claims, litigation or disputes pending as of the effective date of February 1, 2005 or any matters arising in connection with ownership of the Properties prior to the effective date.
(5)	OIL AND GAS RESERVE INFORMATION (Unaudited)
There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Properties represent estimates only and should not be construed as being exact. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. The evolution of technology may also result in the application of improved recovery techniques, such as supplemental or enhanced recovery projects, which have the potential to increase reserves beyond those currently envisioned.
Estimates of proved reserves are derived from quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing operating and economic conditions and rely upon a production plan and strategy.
Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities (“FAS 69”), requires calculation of future net cash flows using a 10% annual discount factor and year-end prices, costs and statutory tax rates, except for known future changes such as contracted prices and legislated tax rates.

	Gas (MMcf)	Oil (MBbls)
Total Proved Reserves:
Balance, December 31, 2003	39,448	2,045
Revisions of previous estimates	3,178	(113)
Production	(8,036)	(404)
Extensions and discoveries	1,211	1

Balance, December 31, 2004	35,801	1,529

Proved developed reserves	30,392	1,387

(6)	STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES
The following disclosures concerning the standardized measure of future cash flows from proved oil and gas reserves are presented in accordance with FAS 69. As prescribed by FAS 69, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor.
Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company’s internal petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisition’s proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.
The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Acquisition’s natural gas and oil properties. An estimate of fair value would take into account, among other things, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.
The Standardized Measure of Discounted Future Net Cash Flows relating to Proved Oil and Gas Reserves Attributed to the Acquisition is as follows (in thousands):

As of December 31, 2004
Future cash in flows	$298,352
Future costs —
Production	(72,450)
Development and abandonment	(63,592)

Future net cash flows before income taxes	162,310
Future income taxes	(51,701)

Future net cash flows	110,609
Discount at 10% annual rate	(15,552)

Standardized measure of discounted future net Cash flows	$95,057

Changes in the standardized measure of future net cash flows relating to proved natural gas and oil reserves are summarized below (in thousands):

For the Year Ended December 31, 2004
Standardized measure, beginning of year	$103,942
Sales, net of production costs	(45,176)
Net change in price, net of production costs	(7,331)
Development costs incurred	6,584
Accretion of discount	15,736
Net change in income taxes	8,927
Extensions and discoveries	4,229
Net change due to revision in quantity estimates	8,146

Standardized measure, end of year	$95,057

SCHEDULE B
CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show effects of the acquisition of the Properties purchased by Cal Dive International, Inc. (“Cal Dive”) from Murphy Exploration & Production Company — USA (“Murphy”).
The pro forma condensed consolidated statements of operations are presented to show net income attributable to common stock as if the Acquisition occurred effective January 1, 2004. The pro forma condensed consolidated balance sheet is based on the assumption that the Acquisition occurred effective March 31, 2005.
Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, Cal Dive’s Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and the Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Murphy Exploration & Production Company — USA included herein as Schedule A.

CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004 (in thousands)

	Cal Dive	Acquisition	Pro Forma		Pro
	Historical	Historical	Adjustments		Forma
REVENUES:
Marine contracting	$300,082	$—	$—		$300,082
Oil and gas production	243,310	66,946	—		310,256

Total Revenues	543,392	66,946	—		610,338

EXPENSES:
Operating expenses	267,075	21,770	—		288,845
Depreciation and amortization.	104,405	—	29,491	(a)	133,896
Selling and administrative expenses	48,881	—	877	(b)	49,758

Total Expenses	420,361	21,770	30,368		472,499

INCOME (LOSS) FROM OPERATIONS	123,031	45,176	(30,368)		137,839
Equity in earnings of production facilities investments	7,927	—	—		7,927
Net interest expense and other	5,265	—	4,721	(c)	9,986

INCOME (LOSS) BEFORE INCOME TAXES	125,693	45,176	(35,089)		135,780
Provision for income taxes	43,034	—	3,530	(d)	46,564

NET INCOME (LOSS)	$82,659	$45,176	$(38,619)		$89,216

Preferred stock dividends and accretion	2,743	—	—		2,743

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$79,916	$45,176	$(38,619)		$86,473

EARNINGS PER COMMON SHARE:
Basic	$2.09	$—	$—		$2.26

Diluted	$2.06	$—	$—		$2.22

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	38,204	—	—		38,204

Diluted	39,531	—	—		39,531

The accompanying notes to unaudited pro forma condensed financial statements are an integral part of these statements.

CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2005 (in thousands)

	Cal Dive	Acquisition	Pro Forma		Pro
	Historical	Historical	Adjustments		Forma
REVENUES:
Marine contracting	$96,189	$—	$—		$96,189
Oil and gas production	63,386	16,396	—		79,782

Total Revenues	159,575	16,396	—		175,971

EXPENSES:
Operating expenses	80,979	5,484	—		86,463
Depreciation and amortization	26,723	—	6,772	(a)	33,495
Selling and administrative expenses	12,837	—	224	(b)	13,061

Total Expenses	120,539	5,484	6,996		133,019

INCOME (LOSS) FROM OPERATIONS	39,036	10,912	(6,996)		42,952
Equity in earnings of production facilities investments	1,729	—	—		1,729
Net interest expense and other	264	—	1,341	(c)	1,605

INCOME (LOSS) BEFORE INCOME TAXES	40,501	10,912	(8,337)		43,076

Provision for income taxes	14,540	—	901	(d)	15,441

NET INCOME (LOSS)	$25,961	$10,912	$(9,238)		$27,635
Preferred stock dividends and accretion	550	—	—		550

NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$25,411	$10,912	$(9,238)		$27,085

EARNINGS PER COMMON SHARE:
Basic	$0.66	$—	$—		$0.70

Diluted	$0.64	$—	$—		$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	38,571	—	—		38,571

Diluted	40,869	—	—		40,869

The accompanying notes to unaudited pro forma condensed financial statements are an integral part of these statements.

CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2005
(in thousands)

	Cal Dive	Pro Forma	Pro
	Historical	Adjustments	Forma
ASSETS
Cash and cash equivalents	$362,267	$(163,526)	$198,741
Other current assets	147,463	—	147,463
Net property and equipment	578,688	196,189	774,877
Other assets	279,751	—	279,751

TOTAL ASSETS	$1,368,169	$32,663	$1,400,832

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$138,525	$827	$139,352
Long-term debt	436,036	—	436,036
Deferred income taxes	135,999	—	135,999
Other long term liabilities	87,889	31,836	119,725

TOTAL LIABILITIES	798,449	32,663	831,112

Convertible preferred stock	55,000	—	55,000

Shareholders’ equity	514,720	—	514,720

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,368,169	$32,663	$1,400,832

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
The unaudited pro forma statement of operations for the year ended December 31, 2004, is based on the audited financial statements of Cal Dive for the year ended December 31, 2004, the audited Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Murphy Exploration & Production Company — USA for the year ended December 31, 2004, and the adjustments and assumptions described below.
The unaudited pro forma statement of operations for the three months ended March 31, 2005 and the unaudited pro forma balance sheet as of March 31, 2005 are based on the unaudited financial statements of Cal Dive as of and for the three months ended March 31, 2005, the unaudited Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Murphy Exploration & Production Company — USA for the three months ended March 31, 2005, and the adjustments and assumptions described below.
PRO FORMA ADJUSTMENTS
The unaudited pro forma statements of operations reflect the following adjustments:
a.	Record incremental depreciation and amortization expense using the units-of-production method, resulting from the purchase of Properties from Murphy.

b.	Record incremental Selling and Administrative Expenses resulting from ERT’s bonus plan.

c.	Period incremental interest expense assuming cash borrowed under Cal Dive’s $150 million revolving credit facility. Applicable interest rates averaged approximately 3.3% and 4.6%, respectively, for the year ended December 31, 2004 and for the three months ended March 31, 2005.

d.	Record a pro forma income tax provision, assuming a 35 percent rate, based on the pro forma change in income before income taxes for the Acquisition.
The unaudited pro forma balance sheet reflects the following adjustments:
1.	Record the purchase price of the Properties from Murphy, totaling approximately $196.1 million funded with:
•	Available cash on hand ($163.5 million).

•	Assumption of decommissioning liability of $32.0 million ($158,000 in Current Liabilities and $31.8 million in Other Long Term Liabilities).

•	Record certain estimated oil and gas imbalances included in current liabilities ($462,000).
2.	Record capitalized transaction costs, primarily legal and auditing fees, relating to the purchase of Properties from Murphy of approximately $207,000 included in Current Liabilities.

CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES
(unaudited)
The following table sets forth certain unaudited pro forma information concerning Cal Dive’s proved oil and gas reserves as of December 31, 2004, giving effect to the purchase of the Properties from Murphy as if it had occurred on January 1, 2004. There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Properties represent estimates only and should not be construed as being exact. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the performance of the reservoirs, as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. The evolution of technology may also result in the application of improved recovery techniques, such as supplemental or enhanced recovery projects, which have the potential to increase reserves beyond those currently envisioned.
Estimates of proved reserves are derived from quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing operating and economic conditions and rely upon a production plan and strategy.
PROVED OIL AND NATURAL GAS RESERVES

	Natural Gas (MMcf)
	Cal Dive	Acquisition	Pro Forma
Proved Reserves:
Balance, December 31, 2003	74,660	39,448	114,108
Revision of previous estimates	(2,184)	3,178	994
Production	(25,957)	(8,036)	(33,993)
Sales of reserves in place	(697)	—	(697)
Extensions and discoveries	7,382	1,211	8,593

Balance, December 31, 2004	53,204	35,801	89,005

	Oil (MBbls)
	Cal Dive	Acquisition	Pro Forma
Proved Reserves:
Balance, December 31, 2003	12,521	2,045	14,566
Revision of previous estimates	(1,412)	(113)	(1,525)
Production	(2,593)	(404)	(2,997)
Sales of reserves in place	(1)	—	(1)
Extensions and discoveries	2,002	1	2,003

Balance, December 31, 2004	10,517	1,529	12,046

As of December 31, 2004, 4,230,358 Bbls of oil (4,088,358 Bbls attributable to Cal Dive and 142,000 Bbls attributable to the Acquisition) and 22,251,700 Mcf of gas (16,842,700 Mcf attributable to Cal Dive and 5,409,000 Mcf attributable to the Acquisition) were undeveloped.

CAL DIVE INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA SUPPLEMENTAL OIL AND GAS DISCLOSURES – (CONTINUED)
(unaudited)
The following is a summary of pro forma standardized measure of discounted future net cash flows from proved oil and gas reserves of Cal Dive as of December 31, 2004, net of income tax expense and includes the effects of the Acquisition. Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company’s internal petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisition’s proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions. Future income taxes are based on currently enacted statutory rates.
The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used but should not be viewed as indicative of fair market value nor be considered indicative of any trends. Reference should be made to Cal Dive’s financial statements for the fiscal year ended December 31, 2004, and the Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Murphy Exploration & Production Company — USA included herein as Schedule A, for a discussion of the assumptions used in preparing the information presented.

FUTURE NET CASH FLOWS (in thousands)	Cal Dive	Acquisition	Pro Forma

Future cash inflows	$756,668	$298,352	$1,055,020
Future costs —
Production	(125,350)	(72,450)	(197,800)
Development and abandonment	(146,131)	(63,592)	(209,723)

Future net cash flows before income taxes	485,187	162,310	647,497
Future income taxes	(144,263)	(51,701)	(195,964)

Future net cash flows	340,924	110,609	451,533

Discount at 10% annual rate	(54,185)	(15,552)	(69,737)

Standardized measure of discounted future net cash flows	$286,739	$95,057	$381,796

The following table sets forth the principal sources of change in discounted future net cash flows:

FUTURE NET CASH FLOWS (in thousands)	Cal Dive	Acquisition	Pro Forma

Beginning of year	$309,438	$103,942	$413,380
Sales, net of production costs	(203,856)	(45,176)	(249,032)
Net change in prices, net of production costs	92,395	(7,331)	85,064
Changes in future development costs	(17,474)	—	(17,474)
Development costs incurred	38,373	6,584	44,957
Accretion of discount	43,048	15,736	58,784
Net change in income taxes	3,770	8,927	12,697
Extensions and discoveries	55,743	4,229	59,972
Sales of reserves in place	(3,077)	—	(3,077)
Net change due to revision in quantity estimates	(32,025)	8,146	(23,879)
Changes in production rates (timing) and other	404	—	404

End of year	$286,739	$95,057	$381,796

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2005

Cal Dive International, Inc.
By:	/s/ A. WADE PURSELL
A. Wade Pursell
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

10.1	Agreement dated May 4, 2005, by and between Energy Resource Technology, Inc. and Murphy Exploration & Production Company — USA.*

23.1	Consent of Independent Registered Public Accounting Firm of KPMG LLP.
* Previously filed.